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                                                                    Exhibit 99.2
[LOGO]
US LIQUIDS

                               November 15, 2000



Mr. W. Gregory Orr
100 Saddlebrook Lane
Houston, Texas 77375


Dear Greg:


          In connection with your anticipated separation from US Liquids Inc. (the "Company") and in consideration of your significant contributions and valuable service to the Company, you and the Company have agreed to the terms and conditions as contained in this letter agreement (this "Agreement") and the attachment to this Agreement, with such attachment being part of this Agreement for all purposes (the "Attachment"), concerning your separation from employment with the Company as of the close of business on November 15, 2000 (your "Separation Date").

          In consideration of the Company's agreement to provide the benefits, payments and other items described in this Agreement, which are in addition to anything to which you are already entitled and the receipt and sufficiency of which are hereby acknowledged:

          1.  Release. You hereby agree to release and forever discharge the
              -------
     Company and its parents, subsidiaries and affiliates, and their officers, directors, agents, servants, employees, successors, assigns and insurers, and any and all other persons, firms, organizations and corporations from any and all damages, losses, causes of action, expenses, demands, liabilities and claims on behalf of yourself and your heirs, executors, administrators and assigns with respect to any and all matters relating to the Company and its parents, subsidiaries and affiliates, and you hereby accept the cash payments, benefits and other items described herein in full settlement of all such damages, losses, causes of action, expenses, demands, liabilities and claims you now have or may have with respect to such matters (except you shall retain all rights to (i) coverage, if any, under directors' and officers' fiduciary errors and omissions and other liability insurance policies of the Company that by their terms would apply to your acts and omissions while serving the Company, its subsidiaries and affiliates, and their respective officers, directors, agents, servants, employees and their successors and assigns, (ii) any indemnification arrangements with the Company (including pursuant to the Company's
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     Bylaws) that apply to your service with the Company, its subsidiaries and affiliates) and (iii) claims arising from a breach of this Agreement.

          This release includes, but is not limited to, claims arising under the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Texas Labor Code, any state or federal statute, regulation or common law pertaining to "whistle-blowers," any claims for breach of contract, tort or personal injury of any sort, and any claims under any other state or federal statute or regulation, in equity or at common law. Further, by accepting the payments described in this Agreement, you agree not to sue the Company or the related persons and entities described above with respect to any matters released hereunder. You affirm and agree that your employment relationship ends on your Separation Date, and as of such date you withdraw unequivocally, completely and finally from your employment, you resign all positions, titles, responsibilities and authority as an officer or employee of the Company and its subsidiaries and affiliates and you waive all rights in connection with such relationship except to vested benefits and the payments, benefits and other items described in the Attachment and this Agreement. You agree that this Agreement is valid, fair, adequate and reasonable, was entered into with your full knowledge and consent and was not procured through fraud, duress or mistake. You shall have 21 days to decide whether to sign the Agreement and be bound by its terms. You shall have the right to revoke or cancel it within 7 days after you have signed it. This cancellation or revocation can be accomplished by delivery of a written notification to me. In the event that this Agreement is canceled or revoked, the Company shall have no obligation to furnish the payments, benefits and other items described herein and in the Attachment, except for any rights to benefits under the US Liquids 401(k) & Profit Sharing Plan and any of the Company stock option awards that are otherwise vested as of your Separation Date. You acknowledge that you have been advised in writing to consult with an attorney prior to signing this Agreement and have had an adequate opportunity to seek advice of your own choosing. You acknowledge that you have read this Agreement, have had an opportunity to ask questions and have it explained to you and that you understand that the Agreement will have the effect of knowingly and voluntarily waiving any action you might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin or disability, and any other claims arising prior to the date of the Agreement.

          In consideration of your agreements in this Agreement, the Company, its parents, subsidiaries, affiliates, predecessors and successors hereby release and forever discharge you from any and all damages, losses, causes of action, expenses, demands, liabilities and claims with respect to all matters relating to or arising from your employment including without limitation any and all of your actions or inactions done while employed by the Company or its predecessors, subsidiaries or affiliates. Without limiting any applicable insurance coverage or other indemnification arrangements, you shall be indemnified by the Company to the fullest extent permitted under Delaware Law and shall be entitled to advancement of expenses in any action, suit or proceeding in which indemnification is proper under Delaware Law. The Company agrees you have
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     the right to select the lawyer at Company expense mutually agreeable to the
     Company (with approval not to be withheld unreasonably by the Company) for your defense to such claims, suits, or proceedings.

          2.  Noncompete Agreement. In return for the benefits provided in the
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     Attachment, you further agree that, during the two (2) year period beginning on your Separation Date and ending on the second anniversary of your Separation Date (the "Noncompete Period"), (A) within a 75-mile radius of the location of each of the facilities listed in the Company's Form 10-K filed with the Securities and Exchange Commission on March 28, 2000, a copy of such list which is attached hereto as Exhibit A (the "Facilities"), OTHER THAN Facilities involved in the businesses of the collection, transportation, processing, treatment and/or disposal of hazardous waste (the "Hazardous Waste Business") or the collection, transportation and/or processing of nonsaleable/outdated beverages, including the recycling of the containers and/or the production and sale (including brokerage) of ethanol (the "Beverage Business"), for the specific business engaged in by each such Facility; (B) within a 600-mile radius of the location of each of the Facilities involved in the Hazardous Waste Business or the Beverage Business for the specific business engaged in by each such Facility; and
     (C) within the Boston, Massachusetts and Denver, Colorado metropolitan areas for the Hazardous Waste Business and the Beverage Business (collectively, the "Relevant Geographic Area"), you will not, directly or indirectly, engage in any business competitive with the above businesses of the Company or any of its subsidiaries within the applicable Relevant Geographic Area (the "Prohibited Activity"); provided, however, that the foregoing shall not be deemed to prevent you from (i) investing in securities of a company which is publicly traded, so long as such investment holdings do not, in the aggregate, constitute more than 5% of any class of such company's securities or (ii) serving as a director of a company which engages in business that is competitive with the Company or any of its subsidiaries in the Relevant Geographic Area if you and such company agree that you cannot and will not as a director act or otherwise advise such company on any matter involving the Prohibited Activity.

          You acknowledge that you have been employed for your special talents and that your leaving the employ of the Company would seriously and adversely affect the business of the Company. In addition to all remedies permitted by law or in equity and without limiting any injunctive or other relief to which the Company may be entitled in respect of any of your obligations under the Agreement, the Company shall be entitled to injunctive relief to enforce the provisions of this Paragraph 2; provided, however, that the Company shall not be entitled to injunctive relief or any other relief with respect to this Paragraph 2 if at the time such relief is sought the Company has been in default of any of its obligations to you under this Agreement.

          3.  Confidentiality Agreement. You acknowledge that throughout the
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     duration of your employment, the Company has provided you with a substantial amount of data, information and knowledge which are trade secrets or confidential or proprietary
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     information of the Company and its affiliates. You agree that you will not at any time on and after your Separation Date without prior written consent of the Company or as may be otherwise required by law or legal process, directly or indirectly communicate, divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined). Any records of Confidential Information prepared by you or which come into your possession during your employment are and remain the property of the Company. Except as otherwise required as part of your continuing director duties, upon your Separation Date all such records and copies thereof shall be either left with or returned to the Company. For purposes of this Paragraph 3, the term "Confidential Information" shall mean the information disclosed to you or known, learned, created or observed by you as a consequence of or through your employment by the Company, not generally known in the relevant trade or industry, about the Company's business activities, products, customers, suppliers, services and procedures, including, but not limited to, information concerning costs, product performance, customer requirements, advertising, sales promotion, publicity, sales data, research, finances, accounting, methods, procedures, trade secrets, business plans, client or supplier lists and trade secrets, business plans, client or supplier lists and records, potential client or supplier lists and client or supplier billing. Notwithstanding the foregoing, "Confidential Information" shall not include information publicly disclosed by the Company or known by you other than because of your employment with the Company.

          4.  Nonsolicitation Agreement. You agree that you will not, during the
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     period of two (2) years after your Separation Date, either in your individual capacity or as an agent for another, hire or offer to hire or entice away any person who has been an officer, employee or agent of the Company at any time during the year immediately preceding your Separation Date or in any other manner persuade or attempt to persuade any of such persons to discontinue their relationship with the Company or any of its subsidiaries nor divert or attempt to divert from the Company or any of its subsidiaries any business whatsoever by influencing or attempting to influence any customer or supplier of the Company or any of its subsidiaries to diminish or discontinue its business with the Company or such subsidiary.

          5.  Benefits Under All Other Agreements, Arrangements and Plans. You
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     hereby agree that the benefits, payments and other items described in this
     Agreement and the Attachment supersede, replace and are in lieu of any and all benefits, payments or other items that may have been due to you under any other agreements, arrangements or plans with, or of, the Company, including, but not limited to, your employment agreement with the Company, effective February 13, 1998, except as otherwise provided herein and in the Attachment.

          The purpose of the arrangements described in this Agreement is to arrive at a mutually agreeable and amicable basis upon which to separate your employment with the Company. You and the Company agree to refrain from any criticisms or disparaging comments
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about each other or in any way relating to your employment with or separation from the Company. Furthermore, you agree that you have returned or will return immediately, and to maintain in strictest confidence and not to use in any way, any proprietary, confidential or other nonpublic information or documents relating to the business and affairs of the Company and its affiliates. You agree to refer all media, shareholder and investment or financial community inquiries regarding the Company to the Company without comment or other response to such inquiries.

          The Company agrees that, following your Separation Date, you will continue to serve as a member of the Company's Board of Directors for the remainder of your term in effect as of your Separation Date, subject to the provisions of Section 3.10 of the Amended and Restated Bylaws of U.S. Liquids Inc., dated June 16, 1997.

          Should any of the provisions set forth in this Agreement be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, you agree that such determination shall not affect the enforceability of other provisions of this Agreement.

          The Company shall have the right to recover any payment made to you in excess of the amount to which you are entitled under the terms of this Agreement. Such recovery may be from you or your beneficiary thereby enriched.

          You further agree that the terms of this Agreement, including all terms and conditions contained in the Attachment, shall be kept strictly confidential and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to your spouse, to financial institutions as part of a financial statement, to immediate family members and/or heirs, to financial, tax and legal advisors, or as required by law) by you or your agents, representatives, heirs, children, spouse, employees or spokespersons shall be a breach of this Agreement; provided, however, in the event the Company believes a breach of confidentiality has occurred, you will be given notice and 30 days to respond. You also further agree that the Company may disclose this Agreement or its terms to the extent reasonably necessary to comply with applicable securities laws or regulations or requirements of the Securities and Exchange Commission.

          Should you be contacted or served with legal process seeking to compel you to disclose any such information, you agree to notify the Company's General Counsel immediately in order that the Company may seek to resist such process if it so chooses. If you are called upon to serve as a witness or consultant in or with respect to any potential litigation, litigation or regulatory proceeding, you agree to cooperate with the Company to the full extent permitted by law and the Company agrees that any such call shall be with reasonable notice and shall not unnecessarily interfere with your later business endeavors or employment. The Company will reimburse you for any reasonable travel or other business expenses incurred in connection with providing such assistance, but you shall not be entitled to any other compensation for such assistance other than that described in this Agreement.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, where applicable, the laws of the United States.
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          The Company and you agree that all disputes concerning this Agreement shall be arbitrated in Houston, Texas, pursuant to the American Arbitration Association's National Rules for the Resolution of Employment Disputes. The arbitration proceedings shall be conducted by a sole arbitrator who shall be an attorney with not less than 10 years experience in commercial or employment law. All disputes or claims of the parties shall be consolidated into a single arbitration proceeding. The award or determination of the arbitrator shall be final and binding on all parties and shall be enforceable in a court of competent jurisdiction. The arbitrator shall have the authority to award costs and expenses of arbitration to either party as the arbitrator sees fit.



                                  Very truly yours,

                                  US LIQUIDS INC.


                                  /s/ Michael P. Lawlor
                                  -------------------------------
                                  Michael P. Lawlor
                                  Chief Executive Officer




AGREED TO AND ACCEPTED this
15/th/ day of November, 2000


/s/ W. Gregory Orr
-----------------------------
W. Gregory Orr
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              Attachment to the Agreement dated November 15, 2000


1.   Vacation
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          On the first business day following the later of your Separation Date or the date after the 7-day rescission period described in the Agreement has expired without your having revoked the Agreement (the "Final Date"), you will receive a lump-sum payment for all of your earned vacation days, less any vacation days taken during 2000, plus all of your accrued vacation days, if any, through your Separation Date, reduced for applicable income tax and FICA withholding obligations.

2.   Incentive Compensation
     ----------------------

          If incentive bonus compensation is paid for 2000 under the Company's incentive compensation plan in which you participate as of your Separation Date ("Incentive Compensation"), you will receive, on the later of (A) the first business day following the Final Date or (B) the same time as other participants receive their Incentive Compensation payments, a prorated portion, based upon your period of employment during 2000, in the amount of the Incentive Compensation payment to similarly situated senior executives of the Company, subject to applicable income tax and FICA withholding obligations.

3.   Severance Payments
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          You will be paid, on a biweekly basis, on the Company's regular paydays, severance payments during the period beginning on the day immediately following your Separation Date and ending on February 12, 2005 (the "Severance Period") equal in the aggregate to $1,174,038.51, at a biweekly rate of $10,576.93, subject to applicable income tax and FICA withholding obligations and any other applicable deductions (the "Severance Payments"). The Severance Payments shall be in lieu of any other payments or benefits you may have otherwise been or become eligible to receive under any severance plan, program or arrangement of the Company.

4.   Medical and Dental Coverage
     ---------------------------

          Subject to your payment of applicable premiums, during the Severance Period, you will be eligible to participate in the medical and dental insurance coverage benefits provided by the Company to its employees and their spouses and eligible dependents as in effect immediately prior to your Separation Date and at the same cost to the Company's executive employees during such period. The foregoing notwithstanding, your medical and dental benefits under this Paragraph 4 shall be subject to an offset for any such benefits you, your spouse or your eligible dependents are entitled to under any medical or dental plan, program or arrangement sponsored or maintained by another employer.

          At the end of your Severance Period, you will have the option to continue your medical and dental insurance coverage benefits for up to 18 months under COBRA. An
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explanation of the coverage and premium schedule will be mailed to you prior to the expiration of your Severance Period.

5.   Life Insurance, STD, LTD and AD&D
     ---------------------------------

          Subject to your payment of applicable premiums, during the Severance Period you will be able to participate in the life insurance program coverage, short-term disability and long-term disability coverages and AD&D coverage as available to you immediately prior to your Separation Date at the same cost as to the Company's executive employees during such period. After the end of the Severance Period, if provided under the applicable policy, you will have the ability to convert the balance of your employee life insurance and your AD&D coverage, according to the terms and conditions in effect at that time. Application for conversion must be timely made to the applicable insurance company. It will be your responsibility to complete the conversion process, if you so desire. Your short-term and long-term disability coverages will cease at the end of your Severance Period.


6.   401(k) Plan
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          Your participation in the US Liquids 401(k) & Profit Sharing Plan (the
"401(k) Plan") may continue after the Separation Date as and to the extent allowable under applicable laws and regulations and the terms of the plan. In the event that anytime after the Separation Date you are prohibited by applicable laws or regulations or the terms of the 401(k) Plan from continuing in the 401(k) Plan, or you elect not to continue in the 401(k) Plan, you will be entitled to your then vested benefits and such vested benefits will be distributed according to provisions of the 401(k) Plan.

7.   Stock Options
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          All stock options granted to you by the Company that are outstanding as of your Separation Date, if any, to the extent not vested, will be fully vested and exercisable as of your Separation Date. Your outstanding stock options will continue in full force and effect and remain outstanding and exercisable after your Separation Date for the remainder of their terms, subject to the terms and conditions of the applicable stock option agreement. Your stock options outstanding as of the date of this Agreement are set forth in Schedule A attached hereto.

8.   Office Furniture and Personal Computer
     --------------------------------------

          You are entitled to retain all furniture, personal property and the personal computer in your office at the Company; provided, however, that all such items that you want to retain must be removed no later than 60 days after your Separation Date, subject to approval by the Company of the removal date or dates and time or times.
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9.   Office and Secretarial Allowance
     --------------------------------

          You are entitled to receive from the Company an allowance in the amount of $100,000 to assist in defraying your cost incurred by you in maintaining an office outside of the Company offices and employing secretarial or other support staff for such office; said allowance to be payable by the Company in one lump sum payment within ten (10) days of the Separation Date.